UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 1, 2014

Enerpulse Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54092	27-2969241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 Alamo Ave SE Albuquerque, New Mexico 87106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(505) 842-5201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.

Distribution Agreement with Green Bridge Technologies LLC

Effective October 1, 2014, Enerpulse Technologies, Inc. (the “Company”) has entered into a five-year Distribution Agreement (the “Green Bridge Agreement”) with Green Bridge Technologies LLC (“Green Bridge”), pursuant to which Green Bridge will become the Company’s exclusive agent for sales, marketing and distribution activities for certain of the Company’s Pulstar® products (the “Green Bridge Distribution Products”) for (a) the conversion of vehicles to use alternative fuels, (b) vehicles manufactured by automotive original equipment manufacturers (OEMs) to operate on an alternative fuel conversion system supplied by Green Bridge and (c) replacements in the general alternative fuel aftermarket, in each case in the United States, Canada, Mexico and certain countries in the Caribbean (the “Green Bridge Territory”). According to the terms of the Green Bridge Agreement, the Company has also granted to Green Bridge, on a non-exclusive basis, authority to sell the Green Bridge Distribution Products for applications other than in the alternative fuel market. During the term of the agreement and for a period of three years after its termination, Green Bridge and its affiliates will not directly or indirectly engage in any marketing, distribution or sale of any products that compete with the Green Bridge Distribution Products. Green Bridge is also expressly prohibited from offering or selling the Green Bridge Distribution Products to certain specified customers.

Green Bridge has a duty of best efforts in the sale and promotion of the Green Bridge Distribution Products throughout the Green Bridge Territory. Green Bridge will be providing the Company with quarterly reports detailing the reported quarter’s marketing activities and sales and distribution results.

The Green Bridge Agreement establishes a minimum annual purchase volume of Pulstar® units for each year of the five-year term of the Green Bridge Agreement. In support of this requirement, Green Bridge is to place an initial purchase order for Green Bridge Distribution Products within 60 days of the date of the Green Bridge Agreement. The pricing of each Green Bridge Distribution Product is set for the initial 12 months of the Green Bridge Agreement. Thereafter, the Company has the right to increase prices on a semi-annual basis upon 60 days prior written notice to Green Bridge.

Either Green Bridge or the Company may terminate the agreement upon 90 days prior written notice. The Company may also terminate the Green Bridge Agreement upon the happening of several events, including, but not limited to, an unapproved change of control of Green Bridge, a sale of all or substantially all of the assets of Green Bridge, a failure of performance by Green Bridge with respect to payment, minimum order or other provisions of the agreement, and/or failure to comply with any other material terms of the agreement. If the Green Bridge Agreement is not terminated, it will automatically renew for additional one year periods so long as the minimum yearly purchase requirements are met.

Distribution Agreement with Imega International Group Srl

Effective October 1, 2014, the Company has entered into a five-year Distribution Agreement (the “Imega Agreement”) with Imega International Group Srl (“Imega”), pursuant to which Imega will become the Company’s exclusive agent for sales, marketing and distribution activities for certain of the Company’s Pulstar® products (the “Imega Distribution Products”) for (a) the conversion of gasoline or diesel fuel vehicles to use alternative fuels, (b) the conversion of new vehicles and/or engines manufactured by original equipment manufacturers (OEMs) to operate on an alternative fuel conversion system supplied by Imega, (c) service replacements in the general alternative fuel aftermarket and (d) the use in the high performance and racing markets, in each case in the European Union (the “Imega Territory”). According to the terms of the Imega Agreement, the Company has also granted to Imega, on a non-exclusive basis, the limited and non-transferable right and license to market, resell and distribute certain designated Imega Distribution Products for all vehicle and engine applications, regardless of fuel type. During the term of the Imega Agreement and for a period of three years after its termination, Imega and its affiliates will not directly or indirectly engage in any marketing, distribution or sale of any products that compete with the Imega Distribution Products.

Imega has a duty of best efforts in the sale and promotion of the Imega Distribution Products throughout the Imega Territory. Imega will be providing the Company with quarterly reports detailing the reported quarter’s marketing activities and sales and distribution results.

The Imega Agreement establishes a minimum annual purchase volume of Pulstar® units for each year of the five-year term of the Imega Agreement. In support of this requirement, Imega is to place an initial purchase order for Imega Distribution Products within 60 days of the date of the Imega Agreement. The pricing of each Imega Distribution Product is set for the initial 12 months of the Imega Agreement. Thereafter, the Company has the right to increase prices on a semi-annual basis upon 60 days prior written notice to Imega.

Either Imega or the Company may terminate the agreement upon 90 days prior written notice. The Company may also terminate the Imega Agreement upon the happening of several events, including, but not limited to, an unapproved change of control of Imega, a sale of all or substantially all of the assets of Imega, a failure of performance by Imega with respect to payment, minimum order or other provisions of the agreement, and/or failure to comply with any other material terms of the agreement. If the Imega Agreement is not terminated, it will automatically renew for additional one year periods so long as the minimum yearly purchase requirements are met.

The foregoing descriptions of the Green Bridge Agreement and Imega Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On October 7, 2014, the Company issued a press release announcing the Green Bridge Agreement described above and on October 15, 2014, the Company issued a press release announcing the Imega Agreement described above. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Distribution Agreement effective as of October 1, 2014 by and between the Company and Green Bridge Technologies LLC*
10.2	Distribution Agreement effective as of October 1, 2014 by and between the Company and Imega International Group Srl*
99.1	Press Release dated October 7, 2014
99.2	Press Release dated October 15, 2014

* Portions of this exhibit have been redacted and the redacted portions have been separately filed with the Securities and Exchange Commission along with an Application for Confidential Treatment Pursuant to Rule 24b-2 of the Exchange Act. Confidential treatment for the redacted portions of this document have been requested pursuant to protection as "confidential" under Exemption 4 of the Freedom of Information Act, 5 U.S.C. § 552(b)(4).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enerpulse Technologies, Inc.

Date: November 7, 2014	By:	/s/ Joseph E. Gonnella
	Name:	Joseph E. Gonnella